UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 4, 2023

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02    Results of Operations and Financial Condition.

On October 4, 2023, Helen of Troy Limited (the “Company”, “our”, “we” or “us”) issued a press release announcing the results for the second quarter of fiscal 2024.  With this Form 8-K, we are furnishing a copy of the press release (attached hereto as Exhibit 99.1).  The press release is also provided on the Investor Relations Page of our website at: http://www.helenoftroy.com.  The information contained on this website is not included as a part of, or incorporated by reference into, this report.

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this Form 8-K and the exhibits attached hereto, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this Form 8-K and the exhibits attached hereto should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2023, and in the Company’s other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, the geographic concentration of certain United States (“U.S.”) distribution facilities which increases its risk to disruptions that could affect the Company's ability to deliver products in a timely manner, the Company's ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the current conflict between Russia and Ukraine, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, any public health crises or similar conditions, risks associated with the use of licensed trademarks from or to third parties, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, the Company's ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, divestitures and global restructuring plans, including Project Pegasus, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other environmental, social and governance matters, the risks associated with significant changes in or the Company's compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the Company’s dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of significant tariffs or other restrictions being placed on imports from China, Mexico or Vietnam or any retaliatory trade measures taken by China, Mexico or Vietnam, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company's goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, increased costs of raw materials, energy and transportation, the risks to the Company's liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under its financing arrangements, risks associated with foreign currency exchange rate fluctuations, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

The press release includes or refers to certain measures that the Company believes are non-GAAP financial measures as defined by SEC Regulation G, Rule 100. The press release contains tables that reconcile these measures to their corresponding GAAP-based financial measures presented in the Company’s condensed consolidated statements of income and cash flows. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP financial measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial measures, and may be calculated differently than non-GAAP financial measures disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP financial measures.

The information in this Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or any proxy statement or report or other document we may file with the SEC, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2023, the Company announced the appointment by the Company’s Board of Directors of Brian L. Grass, age 53 , to serve as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company, effective as of September 23, 2023. Mr. Grass has been serving as interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer since April 28, 2023, and there has been no change in the biographical and other information previously disclosed about Mr. Grass under Item 5.02(c) in the Company's Current Report on Form 8-K dated March 2, 2023, and such information is incorporated herein by reference.

As compensation for his service as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, Mr. Grass will receive compensation as follows:

•an annual base salary of $600,000;
•eligibility to receive an annual performance bonus payable in cash at a target of 85% of Mr. Grass'         annual base salary under the Company’s 2011 Annual Incentive Plan (the “Annual Incentive Plan”); and
•eligibility to receive a long-term incentive award under the Company’s 2018 Stock Incentive Plan (the “Stock Incentive Plan”) at a target of $1,600,000, consisting of a mix of performance-based and time-vested incentive equity awards.

For fiscal year 2024, the annual performance bonus and long-term incentive award will be pro-rated based on the number of days from September 25, 2023 through the remainder of the fiscal year. Additionally, Mr. Grass will be eligible to participate in welfare and benefit plans and programs generally available to all full-time associates of the Company and has entered into an indemnification agreement in substantially the same form as the indemnification agreement the Company has entered into with its other executive officers.

The Company and Helen of Troy Nevada Corporation, a wholly-owned subsidiary of the Company, also entered into an agreement with Mr. Grass which provides certain payments and benefits to him, which are described below, if his employment is terminated in the future under certain qualifying events as defined in such agreement (the “Severance Agreement”):

•Termination by Mr. Grass For Good Reason or by Company Other Than For Cause (Not in Connection With a Change of Control). If Mr. Grass' employment is terminated by Mr. Grass for Good Reason (other than due to Retirement Termination of Employment (as defined below)) or by the Company other than for Cause, death, disability or Retirement Termination of Employment, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan and successor plans), (2) a cash payment equal to Mr. Grass' then-applicable annual base salary, (3) a bonus of 100% of the target annual incentive under the Annual Incentive Plan for the year in which the termination occurred, (4) a pro rata bonus under the Annual Incentive Plan for the year in which the termination occurred, based upon the actual performance of the Company at the end of such performance period, (5) a pro rata portion of any performance-based compensation that would be vested or otherwise payable under the Stock Incentive Plan, based upon the actual performance of the Company at the end of the performance periods for the periods during which the termination occurred, (6) immediate vesting of a pro rata portion of any installment of time-vested restricted stock units (“RSUs”), time-vested restricted stock awards (“RSAs”) and time-vested options issued under the Stock Incentive Plan that would have vested following the date of termination, and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Grass and his family for a maximum of 12 months after the date of termination or until Mr. Grass is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months. All payments and benefits due to Mr. Grass, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Grass' execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Severance Agreement.

•Termination by Mr. Grass for Good Reason or by Company Other Than For Cause (In Connection With a Change of Control). Under the Severance Agreement, if Mr. Grass' employment is terminated by Mr. Grass for Good Reason (other than due to Retirement Termination of Employment) or by the Company other than for Cause, death, disability or Retirement Termination of Employment within six months prior to, on, or within eighteen months following a change of control, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan), (2) cash severance equal to 150 percent of his then applicable base salary and 150 percent of his target annual incentive award under the Annual Incentive Plan for the year in which the termination occurred, (3) the pro rata portion of the target amount of any annual incentive compensation under the Annual Incentive Plan for the period in which the termination occurred, (4) immediate vesting of all unvested, time-vested RSUs and unvested, time-vested RSAs issued under the Stock Incentive Plan that are outstanding immediately prior to the date of termination, (5) immediate vesting of all unvested, time-vested options granted under the Stock Incentive Plan that are outstanding as of immediately prior to the date of termination and an extended exercisability period for such options, (6) immediate vesting based on assumed performance attainment at target levels of all unvested performance-based RSUs and unvested performance-based RSAs issued under the Stock Incentive Plan that are outstanding as of immediately prior to the date of termination, and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Grass and him family for a maximum of 18 months after the date of termination or until Mr. Grass is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months. In the event any outstanding equity awards issued pursuant to the Stock Incentive Plan are not assumed in connection with a change of control, such awards will immediately vest in accordance with the terms of the Stock Incentive Plan. All payments and benefits due to Mr. Grass, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Grass' execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Severance Agreement.

•Retirement Benefits. If Mr. Grass, by written notice to the Company, voluntarily terminates his employment with the Company for any reason other than for Cause, death or Good Reason any time after the date (a) the sum of Mr. Grass' age and number of years of service of employment with the Company or any of its affiliates or subsidiaries is 65, and (b) Mr. Grass attains ten consecutive years of employment with the Company or any of its affiliates or subsidiaries (“Retirement Termination of Employment”), Mr. Grass will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan), (2) the continued vesting of any performance-based Eligible RSAs (as defined below) at the same time that such Eligible RSAs would otherwise become eligible to vest if the Compensation Committee, in its reasonable discretion, determines the Eligible RSAs would be vested under the Stock

Incentive Plan for the performance period during which Mr. Grass' employment with the Company was terminated had Mr. Grass' employment not been terminated, based upon the Company’s actual performance at the end of such performance period (where “Eligible RSAs” means, with respect to each award of RSAs granted under the Stock Incentive Plan that is not fully vested, each unvested RSA that has a grant date that is at least six months before the date of termination; provided that Eligible RSAs do not include RSAs for which acceleration would not be permitted under these circumstances pursuant to the terms of the applicable award agreement), (3) the continued vesting of the pro rata portion of any unvested tranche of time-vested Eligible RSAs, and (4) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Grass and his family for a maximum of 18 months after the date of termination or until Mr. Grass is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months. All payments and benefits due to Mr. Grass, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Grass' execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Severance Agreement.

If any payments, awards or benefits are owed to Mr. Grass in connection with a change of control as described in the second bullet point above, then Mr. Grass will not be entitled to any payment or benefit as a result of termination by Mr. Grass for Good Reason or by the Company other than for Cause (not in connection with a change of control) described in the first bullet point above. If Mr. Grass is eligible for payments, awards or benefits in connection with a change of control and for the retirement benefits described in the third bullet point above, then he will be awarded the payments, awards or benefits associated with a change of control and will not be entitled to any retirement benefits; in addition, if, following the end of the relevant performance period for the performance-based RSAs that Mr. Grass received, the number of Eligible RSAs that would have vested in the case of Mr. Grass' retirement is greater than the number of performance-based RSAs that actually vested, then Mr. Grass will also be entitled to the positive difference thereof.

Generally, a change of control will have the same meaning under the Severance Agreement as defined under the Stock Incentive Plan.

“Good Reason” means, generally, the occurrence of any of the following without Mr. Grass' consent: (a) Mr. Grass is not vested with the powers and authority of the Chief Financial Officer, or there is a significant change by the Company in Mr. Grass' functions, duties or responsibilities which would cause his position to become of less responsibility or scope; (b) a material reduction by the Company in Mr. Grass' base salary; (c) the Company requires Mr. Grass to move his residence more than fifty miles from El Paso, Texas; or (d) any successor refuses to assume the Severance Agreement in accordance with its terms. Good Reason only occurs if (1) Mr. Grass delivers written notice to the Company of the occurrence of the event that constitutes Good Reason within 90 days of learning of the initial existence of the event, (2) the Company fails to remedy the event within 30 days of the delivery of such notice, and (3) Mr. Grass terminates his employment no later than 30 days following the end of such cure period.

“Cause” includes, generally, (a) fraud, embezzlement or similar action; (b) material breach of any written policy of the Company; (c) any act of dishonesty which is injurious to the business reputation of the Company or violation of the Company’s insider trading policy; (d) failure to perform material duties, including the failure to follow the directions of the Board or the Chief Executive Officer; or (e) the breach of any fiduciary duty owed to the Company and/or its shareholders.

In consideration for the payment and benefits provided under the Severance Agreement, Mr. Grass will be subject to reasonable and necessary restrictive covenants to protect the Company, including restrictions on disparagement of the Company or its officers, directors, employees or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation.

The foregoing description of the Severance Agreement is a summary and is qualified in its entirety by reference to the text of the Severance Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Severance Agreement between Helen of Troy Nevada Corporation and Brian Grass, dated September 25, 2023
99.1	Press Release dated October 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: October 4, 2023	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
8